1 Investor Presentation Second Quarter 2021 Exhibit 99.1

2 Forward-Looking Statements and Disclaimer Cautionary Note Regarding Forward-Looking Statements The following information is current as of April 21, 2021 (unless otherwise noted) and should be read in connection with the press release of SLM Corporation (the “Company”) announcing its financial results for the quarter ended March 31, 2021, the Form 10-Q for the quarter ended March 31, 2021 filed with the Securities and Exchange Commission (“SEC”) on April 21, 2021, and subsequent reports filed with the SEC. This Presentation contains “forward-looking” statements and information based on management’s current expectations as of the date of this Presentation. Statements that are not historical facts, including statements about the Company’s beliefs, opinions, or expectations and statements that assume or are dependent upon future events, are forward-looking statements. This includes, but is not limited to: statements regarding future developments surrounding COVID-19 or any other pandemic, including, without limitation, statements regarding the potential impact of COVID-19 or any other pandemic on the Company’s business, results of operations, financial condition, and/or cash flows; the Company’s expectation and ability to pay a quarterly cash dividend on its common stock in the future, subject to the determination by the Company’s Board of Directors, and based on an evaluation of the Company’s earnings, financial condition and requirements, business conditions, capital allocation determinations, and other factors, risks, and uncertainties; the Company’s 2021 guidance; the Company’s three-year horizon outlook; the Company’s expectation and ability to execute loan sales and share repurchases; the Company’s projections regarding originations, net charge-offs, non-interest expenses, earnings, balance sheet position, and other metrics; and any estimates related to accounting standard changes. Forward-looking statements are subject to risks, uncertainties, assumptions, and other factors that may cause actual results to be materially different from those reflected in such forward-looking statements. These factors include, among others, the risks and uncertainties set forth in Item 1A. “Risk Factors” and elsewhere in the Company’s Annual Report on Form 10-K for the year ended Dec. 31, 2020 (filed with the SEC on Feb. 25, 2021) and subsequent filings with the SEC; the societal, business, and legislative/regulatory impact of pandemics and other public heath crises; increases in financing costs; limits on liquidity; increases in costs associated with compliance with laws and regulations; failure to comply with consumer protection, banking, and other laws; changes in accounting standards and the impact of related changes in significant accounting estimates, including any regarding the measurement of the Company’s allowance for credit losses and the related provision expense; any adverse outcomes in any significant litigation to which the Company or any subsidiary is a party; credit risk associated with the Company’s (or any subsidiary's) exposure to third parties, including counterparties to the Company’s (or any subsidiary's) derivative transactions; and changes in the terms of education loans and the educational credit marketplace (including changes resulting from new laws and the implementation of existing laws). The Company could also be affected by, among other things: changes in its funding costs and availability; reductions to its credit ratings; cybersecurity incidents, cyberattacks, and other failures or breaches of its operating systems or infrastructure, including those of third-party vendors; damage to its reputation; risks associated with restructuring initiatives, including failures to successfully implement cost-cutting programs and the adverse effects of such initiatives on the Company’s business; changes in the demand for educational financing or in financing preferences of lenders, educational institutions, students, and their families; changes in law and regulations with respect to the student lending business and financial institutions generally; changes in banking rules and regulations, including increased capital requirements; increased competition from banks and other consumer lenders; the creditworthiness of customers; changes in the general interest rate environment, including the rate relationships among relevant money-market instruments and those of earning assets versus funding arrangements; rates of prepayments on the loans owned by the Company and its subsidiaries; changes in general economic conditions and the Company’s ability to successfully effectuate any acquisitions; and other strategic initiatives. The preparation of the Company’s consolidated financial statements also requires management to make certain estimates and assumptions, including estimates and assumptions about future events. These estimates or assumptions may prove to be incorrect. All forward-looking statements contained in this Presentation are qualified by these cautionary statements and are made only as of the date of this Presentation. The Company does not undertake any obligation to update or revise these forward-looking statements to conform such statements to actual results or changes in its expectations. The Company reports financial results on a GAAP basis and also provides certain non-GAAP “Core Earnings” performance measures. The difference between the Company’s “Core Earnings” and GAAP results for the periods presented were the unrealized, mark-to-fair value gains/losses on derivative contracts (excluding current period accruals on the derivative instruments), net of tax. These are recognized in GAAP, but not in “Core Earnings” results. The Company provides “Core Earnings” because it is one of several measures management uses when making management decisions regarding the Company’s performance and the allocation of corporate resources. The Company’s “Core Earnings” is not a defined term within GAAP and may not be comparable to similarly titled measures reported by other companies. For additional information, see “Management’s Discussion and Analysis of Financial Condition and Results of Operations –’Core Earnings’” in the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2021 for a further discussion and the “’Core Earnings’ to GAAP Reconciliation” table in this Presentation for a complete reconciliation between GAAP net income and “Core Earnings”.

3 Sallie Mae is an Outstanding Franchise Sallie Mae is the market-leading brand for private education loans driven by brand recognition, rigorous underwriting methodology and industry-leading customer service. Top ranked and highly recognized brand Industry leading and award-winning technologies JD Power certification of customer service1 Well funded with sufficient liquidity, capital, and loan loss reserves 61% Market share of private education loan originations2 45% Return on Equity* 6-7% Annual Private Education Loan Originations Growth Projected for 20214 86% Annual Cosigner Rate* 749 Average FICO at Approval* 1.2% Annual Net Charge-offs* * Full year 2020 Metrics 2,400+ actively managed university relationships across the U.S. Largest salesforce in the industry Appears on 98% of preferred lender lists

4 First quarter performance positive step towards 2021 targets Strengthening Economy • The average unemployment rate for the over 25 year-old college graduate population improved to 3.8% in Q1 2021 from 4.1% in Q4 2020.25 • Early reports from colleges and universities indicate they are expecting an on-campus experience in the fall. Strong Strategic Execution • Earnings driven by core business, gain on sale of loans, and reserve release. • Originations, delinquency, non-interest expense, and net charge-off performance better than our internal business plan in Q1 2021. • Loan Sale/Share Repurchase strategy has led to a 16.5% reduction in share count since January 1, 2021 and a 26% reduction since the initiative began in January of 2020. As Sallie Mae begins to look beyond the challenges from COVID-19, we expect continued strong performance as the economy normalizes. First quarter success leads to increase in full-year 2021 guidance • Positive provision performance due to improved economic conditions and faster prepayment speeds. • Strong execution in our core business and capital strategies in the first quarter expected to continue throughout the year.

Higher Education Value Proposition Remains Attractive[5]



Private Education Loans $13
Federal Loans $88
Others $14
$477 B Annually
Family Contribution $221
Grants $141
Academic Year 2019-2020

Expanding Addressable Market

- Private Education Loans represent 2-3% of the overall spend in higher education annually.
- Total spend on higher education grows ~3% annually, while Private Education Loans grow ~7% annually, primarily due to increases in cost of attendance.

Higher Education Becoming More Prevalent

- Over the past 8 years, the 25-29 year old population with a Bachelors Degree or higher has increased 0.8% per year.[26]
- 56% of students graduated with student loans in AY 2018-2019.[24]
- Of the 56% of bachelor's degree recipients that graduated with student loans, the average debt amount was $28,800. [24]

Higher Education is Valuable

- The median income of recent college graduates was $45,000 in 2019, 50% higher than the median income of people with high school diploma only.[27]

5

6 High Quality Private Education Loan Portfolio Customer FICO at Original Approval10 Smart Option Payment Type Portfolio by Originations Vintage23 Portfolio Interest Rate Type 780+ 28% 740 - 780 22% 700 - 390 27% <700 23% Weighted Average FICO: 743 Interest Only 20% Fixed Pay 31% Deferred 49% Smart Option Loans: $18.5 billion Pre 2014 7% 2014 6% 2015 9% 2016 11% 2017 12%2018 13% 2019 17% 2020 21% 2021 4% Weighted Average Age of Loan: ~3.2 years Variable 54% Fixed 46% As of 3/31/21

7 As of 9/30/20 Conservative Funding Optimizes Net Interest Margin Retail MMDA & CD 22% Retail H.S.A. & 529 17% Brokered Fixed 9% Brokered Variable 34% Secured Debt 18% Brokered $12.1b Retail $10.7b Secured Debt $4.2b As of 3/31/21

8 • Consistent earnings expansion is driven by top line growth and efficiency • Sallie Mae is the leader in the private education loan market that is growing 6+% a year • Well-proven and disciplined underwriting model leveraging data and experience through the last recession • Despite headlines on student lending and federal student loan performance, we are well equipped to manage the perceived political risk to our business • Core loan product generates very attractive ROEs • Utilizing a hybrid hold/sell model to create capital that can be used to buy back undervalued stock Simple But Powerful Investment Thesis Attractive Earnings Profile Manageable Risk Disciplined Capital Allocation

9 Clear Strategy to Prove this Investment Thesis Maximize the profitability and growth of our core business Better inform the external narrative about student lending and Sallie Mae Optimize the value of our brand and our attractive client base Maintain a rigorous and predictable capital allocation and return program to create shareholder value

10 Maximize the Profitability and Growth of the Core Business Maximize Revenue Manage Unit Costs Drive penetration at all schools Increase market share by fully meeting student funding needs Enhanced risk-adjusted pricing and underwriting Improved marketing, digital, and data capabilities Strong fixed cost discipline Efficiency effectiveness across all areas Improved third-party vendor cost management We focus on top-line growth and efficiency opportunities to create value

11 Optimize the Value of the Brand and Attractive Client Base What We Do Build products and services that leverage our customer affiliation Ensure products and services are consistent with our core mission and drive customer value We know our customers’ finances, payment patterns and indebtedness We have the relationships and knowledge to assist our customers with their next step: post-graduation plans, jobs, future financial needs We are there for our customers during and after their important transition to adulthood 2M Borrowers and cosigners Graduates who benefit from the investment7 91% Customers complete their program7 $52,600 Average annual compensation 31% Own a home ~698 Self-reported FICO score Prioritize partnerships and other capital efficient avenues of growth Look for opportunities to optimize ROI

12 Free College • Benefits of subsidizing college tuition for those who would otherwise not be able to attend • Promotes social equity, equality of opportunity and economic mobility • State-wide programs exist in 19 states, and 18 additional states have county, municipal or school specific free college programs • In the first year of the New York program, our originations in the SUNY system declined 3% and have grown every year since then Changing the Narrative In the current environment, there have been three main areas of focus from third parties that include free college, debt forgiveness and bankruptcy reform. We expect our business to perform well even under leading reform proposals.4 Bankruptcy Reform Sallie Mae has long been supportive of prospectively allowing the discharge of student loan debt in bankruptcy, provided there is a period of post-graduation payments to prevent incentivizing bankruptcy simply to avoid student loan repayments after graduation. Debt Forgiveness Forgiving all federal student loans will cost $1.5 trillion, likely too high a cost for the policy to succeed. A need-based approach may be more responsible and achievable.

13 Maintain Rigorous Capital Allocation and Return Program Invest in High ROE Growth • Continue to focus on high-quality Private Education Loan originations, including deeper penetration of graduate school market • Build other sources of revenue in capital and expense efficient way Quarterly Common Stock Dividend • Paid $0.03 quarterly common stock dividend on 3/15/2021 • Expect to continue to pay dividend, subject to Board approval8 Share Repurchase • Since January 1, 2020, we have repurchased 26% of shares outstanding at that time. • In 2021, we have repurchased common shares in a combination of three different programs: We allocate capital with discipline Embracing a Hybrid Hold / Sell Loan Model • Expect to sell assets to optimize growth in required capital • The expected result is a balance sheet that will remain relatively flat despite loan sales • $3B in Private Education Loan sales completed in Q1 2021, which will enable additional return of excess capital to shareholders • 13.3 million shares on 1/28/21 due to the completion of a $525 million Accelerated Share Repurchase Agreement that began in March 2020. • 28.5 million shares settled on 3/16/21 in connection with a “modified Dutch Auction” tender offer at $16.50 per share. • 20.0 million shares from 3/25/21 – 4/20/21 using a Rule 10b5-1 trading plan at an average price of $18.51 per share. • As of 4/20/21, the company had $485 million in remaining authorization of the original $1.25 billion authorization under the 2021 share repurchase program that expires on 1/26/23.

14 Diverse Student Loan Portfolio Driving Increased Shareholder Value Undergraduate Medical Health Professions • Products designed to meet the needs of all students • Developing unique and innovative products to diversify portfolio Undergraduate Graduate Parent RATE TYPE Variable & Fixed Variable & Fixed Variable & Fixed INTEREST RATE RANGES Variable: LIBOR + 1.250% - LIBOR + 12.125% Fixed: 4.500% - 13.625% Variable: LIBOR + 2.250% - LIBOR + 11.875% Fixed: 5.000% - 12.500% Variable: LIBOR + 3.500% - LIBOR + 12.875% Fixed: 5.750% - 13.875% REPAYMENT OPTION Deferred, Interest Only & Fixed Repayment Deferred, Interest Only & Fixed Repayment Interest Only, Full P&I REPAYMENT TERM 5-15 years 20 years for Medical and Dental 15 years for Remaining Disciplines 10 years GRACE PERIOD 6 months 6-36 months None INTERNSHIP / RESIDENCY DEFERMENT Up to 60 months Up to 48 months None FEATURES ACH discount | FICO Score | Cosigner Release | GRP | Study Starter | Student Death & Disability Release ACH discount | FICO Score | Cosigner Release | GRP | Student Death & Disability Release ACH discount | FICO Score | Study Starter | Student Death & Disability Release Law Dental MBA Parent General Studies

15 Sallie Mae is an ESG Company Committed to an Ethical & Diverse Workplace • Board of Directors composition is 31% women, earning the Winning “W” Company designation from Women on Boards each year since 2015 • Appointed the first woman to serve as chair of Board of Directors in 2020 • Committed to best-in-class governance practices • Employee population: 54% female; 41% self-identify as a minority • A+ rating from the Better Business Bureau each year since 2015 Building Strong Communities • Since 2014, The Sallie Mae Fund has contributed more than $4.8 million to address barriers to higher education and support our communities • Donated $1 million in 2020 to food banks to support local communities affected by COVID-19, resulting in 900,000 meals, 2 million pounds of food, and PPE for staff and volunteers of the food banks • Partnership between The Sallie Mae Fund and Thurgood Marshall College Fund to help minority students and underserved communities access higher education and complete their post-secondary education program Serving our Customers • Financing assistance to 1.5 million families since 2014 to provide access to postsecondary education and opportunities for success • Policies help to ensure that 98% of customers are effectively managing their payments • Developed and promoted relief options – including postponing payments – for those customers impacted by COVID-19 Providing Financial Education & Assistance • Free Scholarship Search tool listing 6 million scholarships worth more than $30 billion • 24,000 students earned at least 1 scholarship via our search tool last year and received $67 million • Committing $4.5 million over 3 years to promote diversity in higher education and advance social justice • In 2020, provided $2.4 million in scholarships and charitable giving Committed to operating with integrity and engaging with stakeholders on key topics

ABS Supplement

17 Sallie Mae’s Smart Option Loan Product Overview The Smart Option loan product was introduced by Sallie Mae in 2009 The Smart Option loan program consists of: Smart Option Interest Only loans Require full interest payments during in- school, grace, and deferment periods Smart Option Fixed Pay loans Require $25 fixed payments during in-school, grace, and deferment periods Smart Option Deferred loans Do not require payments during in-school and grace periods • Smart Option payment option may not be changed after selected at origination • Fixed-rate loans or variable-rate loans • Consumer credit underwriting, with minimum FICO, custom credit score model and judgmental underwriting • Marketed primarily through the school channel and also directly to consumers, with all loans certified by and disbursed directly to schools • Private education loans are typically non- dischargeable in bankruptcy, unless a borrower can prove that repayment of the loan would impose an "undue hardship”

18 Sallie Mae Bank ABS Summary28 9 10 10 10 10

19 Sallie Mae Bank ABS Structures SMB 2020-B SMB 2020-A SMB 2019-B SIZE $707.0MM $636.0MM $657.0MM PRICING DATE August 4, 2020 February 4, 2020 June 4, 2019 COLLATERAL Smart Option Private Education Loans Smart Option Private Education Loans Smart Option Private Education Loans SERVICER Sall ie Mae Bank Sallie Mae Bank Sallie Mae Bank OVERCOLLATERALIZATION (14) 8% 8% 8% PRICING PREPAYMENT SPEED (15) 8% 8% 8% TRANCHE STRUCTURE AT ISSUANCE WA BORROWER INTEREST RATE 8.68% 9.45% 10.00% WA FICO AT ORIGINATION(13) 743 744 745 % LOANS WITH COSIGNER 92% 93% 93% VARIABLE RATE LOANS 52% 58% 63% Class Amt ($mm) Mdy's WAL Pricing A-1A 600.00 Aaa 3.71 IntS +110 A-1B 54.00 Aaa 3.71 1mL +110 B 53.00 Aa1 9.42 IntS +230 Class Amt ($mm) Mdy's WAL Pricing A-1 219.00 Aaa 0.98 1mL +30 A-2A 320.00 Aaa 5.38 IntS +80 A-2B 50.00 Aaa 5.38 1mL +83 B 47.00 Aa1 9.64 IntS +147 Class Amt ($mm) Mdy's WAL Pricing A-1 201.00 Aaa 0.99 1mL +35 A-2A 304.00 Aaa 5.43 IntS +95 A-2B 102.00 Aaa 5.43 1mL +100 B 50.00 Aa1 9.88 IntS +150 11 12

Appendix

21 Commitments vs Disbursements Provision for New Loans • Directly impacted by the timing of Commitments and not Disbursements Additional Provision Impacts • New Loans, DCF accretion, loan sales, model updates and overlays Unfunded Commitments • Remain a liability for accounting purposes • Once the loan commitment is funded, that liability will transfer to the Allowance 2019 Actuals Commitments vs Disbursements 13% 22% 52% 14% 38% 9% 40% 13% Q1 2019 Q2 2019 Q3 2019 Q4 2019 Commitments Disbursements

22 CECL Update13 Adopted on January 1, 2020. • The company’s 2020 financial results reflect a transition adjustment that increased the allowance for loan losses by $1.1 bil lion, increased the liability representing its off-balance sheet exposure for unfunded commitments by $116 million and increased the deferred tax asset by $306 million, resulting in a cumulative effect adjustment that reduced retained earnings by $953 million. • The Private Education Loan allowance for losses as a percentage of ending total Private Education Loan balance immediately after the adoption of CECL was 7.0 percent. The regulatory capital impact of our transition adjustments recorded on January 1, 2020 from the adoption of CECL will be deferred for two years. • The company elected the option to delay for two years, and then phase in over the following three years, the effects on our regulatory capital of CECL relative to the incurred loss methodology. • In addition, from January 1, 2020 through the end of the two-year deferral period, 25 percent of the ongoing impact of CECL on our allowance for loan losses, retained earnings and average total consolidated assets, each as reported for regulatory capital purposes, will be added to the deferred transition amounts (“adjusted transition amounts”) and deferred for the two-year period. At the conclusion of the two-year period (i.e., January 1, 2022), the adjusted transition amounts will be phased in for regulatory capital purposes at a rate of 25 percent per year, with the phased-in amounts included in regulatory capital at the beginning of each year.

Quarterly Financial Highlights[14]

	1Q 2021	4Q 2020	1Q 2020
Income Statement ($ Millions)			
Total interest income	$436	$480	$575
Total interest expense	105	113	175
Net Interest Income	331	367	400
Less: provisions for credit losses	(226)	(316)	61
Total non-interest income	413	1	292
Total non-interest expenses	126	124	147
Income tax expense	203	127	121
Net income	641	433	362
Preferred stock dividends	1	2	3
Net income attributable to common stock	640	431	359
"Core Earnings" adjustments to GAAP(15)	8	9	(32)
Non-GAAP "Core Earnings" net income attributable to common stock(15)	648	440	327
Ending Balances ($ Millions)			
Private Education Loans held for investment, net	$19,633	$18,437	$20,176
FFELP Loans held for investment, net	725	735	765
Personal Loans held for investment, net	—	—	747
Credit Cards held for investment, net	10	11	7
Deposits	$22,803	$22,666	$24,446
Brokered	12,146	11,890	13,658
Retail and other	10,657	10,776	10,788

	1Q 2021	4Q 2020	1Q 2020
Key Performance Metrics			
Net Interest Margin	4.40%	4.82%	5.08%
Yield—Total Interest-earning assets	5.80%	6.30%	7.30%
Private Education Loans	8.22%	8.23%	8.86%
Personal Loans	—%	—%	12.11%
Credit Cards	0.78%	(3.53)%	(4.72)%
Cost of Funds	1.53%	1.60%	2.41%
Return on Assets ("ROA")(16)	8.3%	5.6%	4.6%
Non-GAAP "Core Earnings" ROA(17)	8.4%	5.7%	4.2%
Return on Common Equity ("ROCE")(18)	101.5%	87.3%	67.4%
Non-GAAP "Core Earnings" ROCE(19)	102.8%	89.0%	61.4%
Per Common Share			
GAAP diluted earnings per common share	$1.75	$1.13	$0.87
Non-GAAP "Core Earnings" diluted earnings per common share(15)	$1.77	$1.15	$0.79
Average common and common equivalent shares outstanding (millions)	366	381	413

23

Sallie Mae vs Federal Student Loans

		Sallie Mae	Federal Student Loan Program[21]	
Undergraduate	Loan Program	Smart Option Student Loan[20]	Federal Direct Loan (Subsidized & Unsubsidized)	Parent Plus
Undergraduate	Loan Limits	$1,000 - Cost of Attendance No Aggregate Limit	Yr 1 - $5,500 ($3,500 > subsidized) Yr 2 - $6,500 ($4,500 > subsidized) Yr 3+ - $7,500 ($5,500 > subsidized) $31,000 Aggregate ($23,000 > subsidized)	No Limit
Undergraduate	Interest Rates (as of 03/31/2021)	Variable: L + 1.250% - L + 12.125% Fixed: 4.500% - 13.625%	2.75%	5.30%
Undergraduate	Origination Fees (as of 03/31/2021)	0%	1.057%	4.228%
Undergraduate	Repayment Types	IO / Fixed Pay / Deferred	Deferred	Immediate P&I / Deferred
Undergraduate	Repayment Terms	5 - 15 Years	10 Years (extended repayment 20 or 25 years)	10 Years (extended repayment 20 or 25 years)
Graduate	Loan Program	Graduate Product Suite (MBA, Medical, Dental, Law, Health Professions, General Grad)	Federal Direct Loan (Unsubsidized Only)	Graduate Plus
Graduate	Loan Limits	$1,000 - Cost of Attendance No Aggregate Limit	$20,500 Per Year $138,500 Aggregate ($65,500 > subsidized - including undergraduate subsidized loans)	No Limit
Graduate	Interest Rates (as of 03/31/2021)	Variable: L + 2.250% - L + 11.875% Fixed: 5.000% - 12.500%	4.30%	5.30%
Graduate	Origination Fees (as of 03/31/2021)	0%	1.057%	4.228%
Graduate	Repayment Types	IO / Fixed Pay / Deferred	Deferred	Deferred
Graduate	Repayment Terms	15 Years - MBA, HP, General Grad, Law 20 Years - Medical and Dental	10 Years (extended repayment 20 or 25 years)	10 Years (extended repayment 20 or 25 years)

As of 4/30/21

24

25 “Core Earnings” to GAAP Reconciliation Quarters Ended Mar. 31, 2021 Dec. 31, 2020 Mar. 31, 2020 Dollars in thousands, except per share amounts “Core Earnings” adjustments to GAAP: GAAP net income $641,207 $432,700 $362,173 Preferred stock dividends $1,201 $1,734 $3,464 GAAP net income attributable to SLM Corporation common stock $640,006 $430,966 $358,709 Adjustments: Net impact of derivative accounting(15) $10,863 $11,447 ($42,312) Net tax expense (benefit)(22) $2,627 $2,795 ($10,330) Total “Core Earnings” adjustments to GAAP $8,236 $8,652 ($31,982) “Core Earnings” attributable to SLM Corporation common stock $648,242 $439,618 $326,727 GAAP diluted earnings per common share $1.75 $1.13 $0.87 Derivative adjustments, net of tax $0.02 $0.02 (0.08) “Core Earnings” diluted earnings per common share $1.77 $1.15 $0.79

26 Footnotes 1. J.D. Power 2019 Certified Customer Service Program recognition is based on successful completion of an evaluation and exceeding a customer satisfaction benchmark through a survey of recent servicing interactions. For more information, visit www.jdpower.com/ccc. 2. Source: MeasureOne CBA Report as of January 2021. 3. Based on internal Company statistics. 4. The information on this page constitutes forward-looking statements. See page 2 of this Presentation for a cautionary note regarding forward-looking statements. 5. Source: Total post-secondary education spending is estimated by Sallie Mae determining the full-time equivalents for both graduates and undergraduates and multiplying by the estimated total per person cost of attendance for each school type. In doing so, we utilize information from the U.S. Department of Education, National Center for Education Statistics, Projections of Education Statistics to 2027 (NCES 2019, February 2019), The Integrated Postsecondary Education Data System (IPEDS), College Board -Trends in Student Aid 2016. © 2016 The College Board, www.collegeboard.org, College Board -Trends in Student Aid 2019. © 2019 The College Board, www.collegeboard.org, College Board -Trends in Student Pricing 2019. © 2019 The College Board, www.collegeboard.org, National Student Clearinghouse - Term Enrollment Estimates, and Company analysis. 2019 Private Education Loan market assumptions use The College Board- Trends in Student Aid 2016 © 2016 trends and College Board-Trends in Student Aid 2019 © 2019 data. Other sources for these data points also exist publicly and may vary from our computed estimates. NCES, IPEDS, and College Board restate their data annually, which may cause previous reports to vary. We have also recalculated figures in our Company analysis to standardize all costs of attendance to dollars not adjusted for inflation. This has a minimal impact on historically-stated numbers. 6. Represents the higher credit score of the cosigner or the borrower. 7. Source: Sallie Mae sponsored research among repayment borrowers under age 35; December 2018 and March 2019; all data except the % who completed their program is based on borrowers who have earned at least a Bachelor's degree. 8. The Company’s expectation and ability to pay a quarterly cash dividend on its common stock in the future will be subject to the determination by, and discretion of, the Company’s Board of Directors, and any determination by the Board will be based on an evaluation of the Company’s earnings, financial condition and requirements, business conditions, capital allocation determinations, and other factors, risks and uncertainties. 9. Smart Option loans considered in ‘P&I Repayment’ only if borrowers are subject to full principal and interest payments on the loan. 10. Represents the higher credit score of the cosigner or the borrower. 11. Overcollateralization for Class A & B bonds. 12. Estimated based on a variety of assumptions concerning loan repayment behavior. Actual prepayment rate may vary significantly from estimates. 13. The information on this page constitutes forward-looking statements. See page 2 of this Presentation for a cautionary note regarding forward-looking statements. 14. The difference between “Core Earnings” and GAAP net income is driven by mark-to-fair value unrealized gains and losses on derivative contracts recognized in GAAP, but not in “Core Earnings” results. See page 25 for a reconciliation of GAAP and “Core Earnings”. 15. Derivative Accounting: we provide “Core Earnings” because it is one of several measures management uses to evaluate management performance and allocate corporate resources. “Core Earnings” exclude periodic unrealized gains and losses caused by the mark-to-fair value valuations on derivatives that do not qualify for hedge accounting treatment under GAAP, but include current period accruals on the derivative instruments. Under GAAP, for our derivatives held to maturity, the cumulative net unrealized gain or loss over the life of the contract will equal $0. Management believes the Company’s derivatives are effective economic hedges, and, as such, they are a critical element of the Company’s interest rate risk management strategy. Our “Core Earnings” are not defined terms within GAAP and may not be comparable to similarly tilted measures reported by other companies. 16. We calculate and report our Return on Assets (“ROA”) as the ratio of (a) GAAP net income (loss) numerator (annualized) to (b) the GAAP total average assets denominator. 17. We calculate and report our non-GAAP “Core Earnings” Return on Assets (“Core Earnings ROA”) as the ratio of (a) “Core Earnings” net income (loss) numerator (annualized) to (b) the GAAP total average assets denominator. 18. We calculate and report our Return on Common Equity (“ROCE”) as the ratio of (a) GAAP net income (loss) attributable to SLM Corporation common stock numerator (annualized) to (b) the net denominator, which consists of GAAP total average equity less total average preferred stock. 19. We calculate and report our non-GAAP “Core Earnings” Return on Common Equity (“Core Earnings ROCE”) as the ratio of (a) “Core Earnings” net income (loss) attributable to SLM Corporation common stock numerator (annualized) to (b) the net denominator, which consists of GAAP total average equity less total average preferred stock. 20. Private education loans are typically non-dischargeable in bankruptcy, unless a borrower can prove that repayment of the loan imposes an "undue hardship”. 21. Source: U.S. Department of Education, Office of Federal Student Aid, https://studentaid.ed.gov/sa/types/loans. 22. “Core Earnings” tax rate is based on the effective tax rate at Sallie Mae Bank where the derivative instruments are held. 23. Originations represent loans that were funded or acquired during the period presented. 24. Source: Trends in Student Aid,© 2020 The College Board, www.collegeboard.org, U.S. Department of Education 2020. 25. Source based on U.S. Bureau of Labor Statistics (BLS): Current Population Survey (CPS) 26. Source: National Center for Education Statistics: https://nces.ed.gov/programs/digest/current_tables.asp 27. Source: Federal Reserve Bank. https://www.newyorkfed.org/research/college-labor-market/college-labor-market_wages.html 28. Pool characteristics as of the Statistical Cutoff Date for the respective transaction.